SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
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                               SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                                 Exchange Act of 1934
                                  (Amendment No.  )

          Filed by the Registrant  [ X ]
          Filed by a Party other than the Registrant  [   ]

          Check the appropriate box:

          [   ]     Preliminary Proxy Statement
          [   ]     Confidential, for use of the Commission Only (as
                    permitted by Rule 14a-6(e)(2))
          [ X ]     Definitive Proxy Statement
          [   ]     Definitive Additional Materials
          [   ]     Soliciting Materials Pursuant to Section 240.14a-11(c)
                    or Section 240.14a-12

                                    FIRECOM, INC.
           ----------------------------------------------------------------
                   (Name of Registrant as Specified in its Charter)

          ----------------------------------------------------------------
             (Name of Person(s) Filing Proxy Statement if other than the
                                     Registrant)

          Payment of Filing Fee (Check the appropriate box):

          [ X ]     No fee required.

          [   ]     Fee computed on table below per Exchange Act Rules 14a-
                    6(i)(4) and 0-11.

                    1) Title of each class of securities to which transaction applies:

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                    2)   Aggregate number of securities to which
                         transaction applies:

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                    3)   Per unit price or other underlying value of
                         transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which the filing fee is calculated and state how it was determined):

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                    4)   Proposed maximum aggregate value of transaction:

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                    5)   Total fee paid:

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          [   ]     Fee paid previously with preliminary materials.

          [   ]     Check box if any part of the fee is offset as provided
                    by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
                    Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                    1)   Amount Previously Paid:

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                    2)   Form, Schedule or Registration Statement No:

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                    3)   Filing Party:

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                    4)   Date Filed:

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
                                 FIRECOM, INC.

                         -----------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


          To the Shareholders of Firecom, Inc.:

                    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of FIRECOM, INC., a New York corporation (the "Company"), will be held on Tuesday, November 18, 1997 at 2:00 P.M., at Chase Manhattan Bank, 11th Floor, Conference Room C, 270 Park Avenue, New York, New York 10019 for the following purposes:

                    1. To elect three of the Company's six directors to serve until the 1999 Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

                    2. To act upon a proposal to approve an amendment to the Company's Certificate of Incorporation to (i) authorize a new class of common stock consisting of 10,000,000 shares and having thirty votes per share and (ii) increase the aggregate number of shares of the Common Stock the Company is authorized to issue from 10,000,000 shares to 30,000,000 shares; and

                    3. To transact such other business as may properly come before the Meeting or at any adjournment thereof.

                    Only holders of record of the Company's Common Stock, $.01 par value, at the close of business on September 30, 1997, which has been fixed as the record date for the Meeting, shall be entitled to notice of, and to vote at, the Meeting and any adjournments thereof.

                    Shareholders are cordially invited to attend the Meeting in person. Whether or not you plan to attend the Meeting, please sign, date and return the enclosed proxy card to ensure that your shares are represented at the Meeting.
          Shareholders who attend the Meeting may vote their shares personally, even though they have sent in their proxies.


          October 24, 1997



               Paul Mendez, Chairman of the Board




                                      IMPORTANT

          THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                    FIRECOM, INC.

                                ----------------------

                                   PROXY STATEMENT
                            Annual Meeting of Shareholders
                                  November 18, 1997

                                ----------------------

                                       GENERAL

                    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of FIRECOM, INC., a New York corporation (the "Company"), to be voted at the Annual Meeting of Shareholders of the Company (the "Meeting") which will be held at Chase Manhattan Bank, 11th Floor, Conference Room C, 270 Park Avenue, New York, New York 10019 on November 18, 1997, at 2:00 P.M., local time, and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement.

                    The principal executive offices of the Company are located at 3927 59th Street, Woodside, New York 11377. The approximate date on which this Proxy Statement and accompanying Proxy will first be sent or given to shareholders is October 24, 1997.

                         VOTING SECURITIES AND VOTE REQUIRED

                    Only shareholders of record as of the close of business on September 30, 1997 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting and at any adjournments thereof. On the Record Date, there were outstanding 5,908,194 shares of the Company's common stock, $.01 par value (the "Common Stock"). Each holder of Common Stock is entitled to one vote for each share held by such holder.

                    Under the New York Business Corporation Law (the "BCL") and the Company's By-Laws, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Meeting. Proxies that are marked "abstain" will be treated as present for purposes of determining a quorum for the Meeting. Proxies returned by brokers as "non-votes" on behalf of shares held in street name because beneficial owners have withheld discretion to one or more matters on the agenda for the Meeting will not be treated as present for purposes of determining a quorum for the Meeting, unless such proxies vote on at least one matter on the agenda.

                    The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present and voting at the Meeting or at any adjournment thereof. The approval of the amendment to the Company's Certificate of Incorporation requires the affirmative vote of the holders of a majority of all outstanding shares of Common Stock. Abstentions and broker non-votes will not be treated as shares that are voted with respect to a specific proposal.

                                  VOTING OF PROXIES

                    A Proxy, in the accompanying form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares represented thereby will be voted FOR the election of the three directors and the approval of the amendment to the Certificate of Incorporation. Each such Proxy granted may be revoked at any time thereafter by execution and delivery of a subsequent Proxy or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy. Mr. Paul Mendez, Chairman of the Board, President and Chief Executive Officer of the Company, controls the vote of approximately 73.6% of the outstanding Common Stock with respect to the matters scheduled to come before the Meeting (see "Security Ownership" and "Related Transactions"). Mr. Mendez has advised the Company that he intends to vote all shares of Common Stock controlled by him for the proposals stated herein, thereby assuring the election of the three directors and the amendment of the Certificate of Incorporation of the Company.

                                  SECURITY OWNERSHIP


          The following table sets forth certain information as of September 30, 1997 regarding (i) the ownership of Common Stock of the Company by each person who is known to the management of the Company to have been the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock, (ii) the ownership interests of each present director, (iii) the ownership interests of the Chief Executive Officer and other executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the fiscal year ended April 30, 1997 and
          (iv) the ownership interests of all directors and executive officers of the Company as a group.

                    Name and Address of    Position      Amount and
           Title of Beneficial             with          Nature of    % of
           Class    Owner                  Company       Beneficial   Class
          ----------------------------    -----------    Ownership    ----
                                                        -------------

          Common    Paul Mendez         Chairman of the  4,351,289     73.6%
          Stock     13 Coventry Road    Board            (1)(2)
          $.01 par  Livingston, NJ      Chief Executive
          value                         Officer and
                                        Director

                    Ildar Idris         None             353,354(1)    6.0%
                    15 Horvath Strasse
                    Grfeling 8032
                    West Germany

                    Carol Mendez        None             1,164,250(1)  19.7%
                    13 Coventry Road
                    Livingston, NJ

                    Howard L. Kogen     Executive Vice   179,500(3)    3.0%
                                        President

                    Antoine J. Sayour   Senior Vice      132,500(4)    2.2%
                                        President

                    Orhan I. Sadik-Khan Director         757,370(1)(5) 12.8%

                    Hilary B. Miller    Director         0             -

                    Ronald A. Levin     Director         0             -

                    Peter Barotz        Director         529,948(1)(6) 9.0%

                    Harry B. Levine     Director         5,000         -

                    All executive                        4,668,289     79.0%
                    officers                             (1)(2)(3)(4)
                    and directors as a
                    group (8 persons)


          (1) Pursuant to a voting agreement with certain shareholders of the Company, Paul Mendez, Carol Mendez and the other parties thereto agreed that all shares of Common Stock held by Naomi Pollack, Nathan Barotz, Celia Barotz and Lam Investment Co. (the "Barotz Group"), Orhan Sadik-Khan, Dr. Ildar Idris, Karim Sadik-Khan, Janette Sadik-Khan, Karen Sadik-Khan, Jan Sadik-Khan, Kadria Sadik-Khan and the Sadik-Khan Family Trust (the "Sadik-Khan Group"), Carol Mendez and Mr. Mendez shall be voted so that
          (i) the Certificate of Incorporation shall be amended as proposed herein and (ii) the Board of Directors of the Company shall consist of six persons elected by the holders of the Common Stock as follows: Mr. Sadik-Khan (or his designee), Mr. Barotz (or his designee), Mr. Mendez and three persons designated by Mr. Mendez. Currently, Mr. Mendez has a proxy to vote 2,565,543 shares of Common Stock under such agreement.

          (2) Includes 536,494 shares (the "Option Shares") for which Paul Mendez has an irrevocable proxy to vote pursuant to an Option and Escrow Agreement, dated as of July 18, 1995 (the "Option and Escrow Agreement") between the Company and certain members of the May family (the "Selling Shareholders"). Under the terms of the Option and Escrow Agreement, each Selling Shareholder has the right, but no the obligation, to require the Company to purchase, on September 1, 1998, his or her Option Shares at a price of $1.10 per share. At any time under the Option and Escrow Agreement, the Company shall have the right, but not the obligation, to purchase all of the Option Shares at a purchase price of $1.25 per share. Under the terms of the Option and Escrow Agreement, Mr. Mendez has an irrevocable proxy to vote the Option Shares until the termination of the agreement. See "Related Transactions."

          (3) Includes 19,100 shares of Common Stock beneficially owned by Mr. Kogen with his wife as joint tenants and 160,400 shares of Common Stock underlying presently exercisable options.

          (4) These shares include 20,300 shares of Common Stock beneficially owned by Mr. Sayour with his wife as joint tenants and 112,200 of Common Stock underlying presently exercisable options.

          (5) Includes shares of Common Stock beneficially owned by the Sadik-Khan Group. See Note (1).

          (6) Includes shares of Common Stock beneficially owned by the Barotz Group. See Note (1).



                                     PROPOSAL I

                                ELECTION OF DIRECTORS
                                ---------------------

                    A total of three directors (Class A Directors) are to be elected by the holders of the Company's Common Stock at the Meeting to serve until the 1999 Annual Meeting of Shareholders. Three other directors (Class B Directors) namely, Orhan I. Sadik-Khan, Ronald A. Levin and Harry B. Levine, will be up for re-election at the 1998 Annual Meeting of Shareholders.

                    A vacancy existed on the Board of Directors as a result of the death of Robert E. Daly, a Class A Director elected at the 1995 Annual Meeting. On September 11, 1997, the Board of Directors elected Mr. Hilary B. Miller to fill this vacancy. Mr. Miller had previously served as a director representing holders of the Company's Series A Preferred Stock, the holder of which had the right to elect the Company's seventh director. On July 22, 1997, the Preferred Stock was exchanged for shares of Common Stock. Consequently, the Board of Directors reduced the number of directors to six pursuant to Article VIII, Section A(a) of the Certificate of Incorporation.

                    There were four (4) meetings of the Board of Directors of the Company held during the fiscal year ended April 30, 1997. All directors attended 75% or more of the meetings of the Board. Prior to July 1, 1995, directors of the Company who are not also executive officers of the Company received an annual retainer of $6,000 plus $1,000 for each Board meeting they attended. After July 1, 1995, such directors receive an annual retainer of $12,000 plus $1,000 for each Board meeting they attend. In addition, each director, other than Mr. Mendez, is granted the right to receive a cash payment equal to the increase in value of 20,000 shares of the Company's Common Stock from the date of their first election or appointment to the Board, and payable upon, the earliest to occur of various qualifying events. The Company may, at its sole option, defer payment for a maximum of 24 months from the date of a valid notice of exercise of these rights.

                    Directors shall be elected by a plurality of the votes cast at the Meeting. The names of the nominees and certain information with regard to each nominee follows:


                      CLASS A DIRECTORS (TO SERVE UNTIL THE 1999
                           ANNUAL MEETING OF SHAREHOLDERS)

                              HAS SERVED
                              AS DIRECTOR    POSITION(S) WITH THE
          NAME           AGE  SINCE          COMPANY
          ----           ---  -----------    ---------------------

          Paul Mendez    54   1991           Chairman of the Board,
                                             President, Chief Executive
                                             Officer and Director

          Peter Barotz   68   1993           Director

          Hilary B.
             Miller      47   1996           Director



                    Paul Mendez was elected director, Chairman of the Board and President of the Company in July 1991. Since 1977,
          Mr. Mendez has also been employed as Vice President of Multiplex Electrical Services, Inc. ("Multiplex"), a company which is engaged in the business of manufacturing, installing and servicing fire alarm systems.

                    Peter Barotz was elected director of the Company in April 1993. For more than the last five years, he has been engaged primarily as a private investor. Mr. Barotz has also served as President of Panda Capital Corp., a New Rochelle, New York-based company engaged in the import-export business.

                    Hilary B. Miller was elected director of the Company in September 1996 by Firecom Holdings, the sole holder of shares of the Company's Series A Preferred Stock. Following the exchange of the Preferred Stock for Common Stock in July 1997, Mr. Miller was elected to the Board of Class A Directors. Since 1987, Mr. Miller has served as President of Stanger, Miller, Inc., an investment firm. Mr. Miller is also an attorney and has his own law practice.

          Other Directors and Executive Officers

                    Set forth below is certain information regarding the other directors and executive officers of the Company:

               NAME                AGE       POSITION(S) WITH THE COMPANY
               ----                ---       ----------------------------

               Howard L. Kogen     57        Executive Vice President

               Antoine P. Sayour   47        Senior Vice President

               William J. Lazich   53        Vice President--Finance, Chief
                                                  Financial Officer

               Orhan I. Sadik-Khan 67        Director

               Ronald A. Levin     54        Director

               Harry B. Levine     61        Director



                    Howard L. Kogen joined the Company as Vice President-- Sales and Marketing in March 1984. Since April 1990, Mr. Kogen has served as the Company's Executive Vice President and Chief Operating Officer.

                    Antoine P. Sayour joined the Company as Chief Engineer in 1984. Since 1990, Mr. Sayour has served the Company as its Senior Vice President. For more than the past five years, Mr. Sayour has also served as President of Fire Service, Inc., a subsidiary of the Company.

                    William J. Lazich has served as the Company's Vice President--Finance and Chief Financial Officer since joining the Company is July 1997. From 1984 to immediately prior to his joining the Company, Mr. Lazich served as Controller for North American Communications, Inc., a Pennsylvania-based integrated direct marketing company, engaged primarily in the manufacture and distribution of specialized mail pieces for companies throughout the United States.

                    Orhan I. Sadik-Khan was elected a director of the Company in April 1993. For more than the last five years, he has served as a Managing/Advisory Director of PaineWebber Incorporated, President of ADI Corporation, a private venture capital and financial consulting firm, and Managing Director of Russia Partners Company Fund.

                    Ronald A. Levin was elected a director of the Company in April 1993. For more than the last five years, he has been a partner in the certified public accounting firm of Levin, Bartlett & Co., Franklin Lakes, New Jersey, or its predecessor firms.

                    Harry B. Levine is the President of Levine Securities, Inc. ("Levine Securities"), a floor broker and member firm of the New York Stock Exchange, Inc. Mr. Levine has served in such capacity since the inception of Levine Securities in 1980.

                    There are no family relationships between any present director or officer and any other present director or officer.

                    The Board of Directors of the Company has no standing committees.

                    The Company is not aware of any Section 16(a) filing deficiencies.


                           COMPENSATION AND OTHER BENEFITS

          Summary Compensation Table

                    The following table sets forth certain information with respect to cash compensation and other benefits paid or accrued by the Company for services rendered to the Company during the Company's last three fiscal years to each of the executive officers of the Company whose aggregate remuneration exceeds $100,000.


                                    Annual Compensation
                                    -------------------

                                                               Long-Term
                                                               Compensation
          Name and Principal Fiscal                            Options/SAR
          Position           Year      Salary       Bonus      Awards
          ------------------ ------     ------       -----     -----------
          Paul Mendez         1997    $200,000     $184,031             0

          Chairman and        1996     200,000      223,731             0
          President
                              1995     150,000      201,264             0

          Howard L. Kogen     1997    $138,000      $47,186

          Executive Vice      1996     132,000       54,203
          President
                              1995     129,000       49,566       66,000shs(1)

          Antoine J. Sayour   1997    $118,420      $32,267

          Senior Vice         1996     110,430       39,694
          President
                              1995     106,430       39,075       63,000shs(1)


          (1)  Stock Option Award under the Company's Option Plan.

                         AGGREGATED OPTION/SAR EXERCISES IN
                    LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                           NUMBER OF
                                           SECURITIES    VALUE OF
                                           UNDERLYING    UNEXERCISED
                                           UNEXERCISED   IN-THE-MONEY
                                           OPTION/SAR'S  OPTIONS/SAR'S
                      SHARES               AT FY-END (#) AT FY-END ($)
                      ACQUIRED ON VALUE    EXERCISABLE/  EXERCISABLE/
          NAME        EXERCISE    REALIZED UNEXERCISABLE UNEXERCISABLE
          ----        ----------- -------- ------------- -------------

          Paul Mendez 0           0        400,000/      $170,000/
                                           100,000       $42,500

          Howard L.   0           0        160,400/      $110,410/
          Kogen                            39,600        $20,790

          Antoine J.  0           0        112,200/      $76,605/
          Sayour                           37,800        $19,845

          Stock Options
          -------------

                    The Company adopted an Incentive and Non-Qualified Stock Option Plan (the "Plan") which provided for the granting of not more than 600,000 shares of Common Stock. The Plan is open to officers, directors and certain employees of the Company and will expire on April 30, 2001. Subject to the provisions of the Plan with respect to death, retirement and termination of employment, the maximum period during which each Option may be exercised may be fixed by the Board at the time each Option is granted but shall in no event exceed ten (10) years. The price at which shares may be purchased upon exercise of a particular Option shall be not less than eighty-five percent (85%) of the fair market value of such shares on the date such Option is granted, as determined by the Board. Options for an aggregate of 506,670 shares of Common Stock at exercise prices ranging from $0.30 to $0.75 were outstanding under the Plan as of April 30, 1997.

                    Included in the aggregate outstanding were options to purchase 51,000 shares at $.75 per share issued during the fiscal year ended April 30, 1997. During the fiscal year, no options were exercised and 40,000 options expired.

          Directors' Compensation and SAR Awards
          --------------------------------------

                    Directors of the Company who are not also executive officers of the Company receive an annual retainer of $12,000 plus $1,000 for each Board meeting they attend. In addition each director, other than Mr. Mendez, is granted the right to receive a cash payment equal to the increase in value of 20,000 shares of the Company's Common Stock from the date of their first election or appointment to the Board, and payable upon, the earliest to occur of various qualifying events. The Company may, at its sole option, defer payment for a maximum of 24 months from the date of a valid notice of exercise of these rights. The Company recorded a total liability of approximately $55,000 as of April 30, 1997 (versus an accrual of $40,000 at April 30, 1996) in respect of these rights.

                    Concurrently with the execution of Mr. Mendez' Employment Agreement, and as additional consideration thereunder, Mr. Mendez and the Company entered into a stock appreciation rights agreement pursuant to which Mr. Mendez was granted the right to receive, in cash, the appreciation value (the "Appreciation Rights") with respect to 500,000 shares of Common Stock. The Appreciation Rights are exercisable in pro rata installments over a five-year period and have initial value prices ("base prices") as follows: 200,000 Appreciation Rights have a base price of $.25 per share; 100,000 Appreciation Rights have a base price of $.50 per share; 100,000 Appreciation Rights have a base price of $1.00 per share; and 100,000 Appreciation Rights have a base price of $1.50 per share. Notwithstanding anything in the above agreement, Mr. Mendez shall not be entitled to receive any cash payment as a result of the exercise of Rights under the Agreement prior to May 1, 1996. The Company recorded a total liability of approximately $202,000 as of April 30, 1997 (versus an accrual of $64,000 at April 30, 1996) in respect of these rights.

          Employment Agreements
          ---------------------

                    On December 31, 1992, Mr. Mendez and the Company entered into an employment agreement (the "Mendez Employment Agreement") which provides, among other things, that Mr. Mendez, in consideration for his services as Chairman of the Board and Chief Executive Officer of the Company, will be paid a base salary at the rate of $150,000 per annum and incentive compensation equal to a percentage of the annual earnings, before interest and taxes (as adjusted by the Board of Directors for certain extraordinary and other non-recurring events and as more fully described in the Mendez Employment Agreement)("Adjusted EBIT") of the Company. Generally, Mr. Mendez will be entitled to receive an amount equal to 6% of Adjusted EBIT if the Company's Adjusted EBIT for any fiscal year is between $500,000 and $1 million and 8% of the Adjusted EBIT if the Company's Adjusted EBIT for any fiscal year is greater than $1 million. In addition, Mr. Mendez is entitled to participate, at no cost or expense to him, in all employee benefit programs maintained by the Company to the extent that such programs are available generally to executive officers, provided that the aggregate annual value to Mr. Mendez of such benefits does not exceed $30,000. To the extent that the aggregate value of such benefits does not exceed $30,000, Mr. Mendez may elect to receive the differential in cash or applied to other fringe benefits of his selection.

                    The Mendez Employment Agreement also provides that Mr. Mendez' employment is terminated by him for "Good Reason"(as defined below) or by the Company without Mr. Mendez' consent and without Cause (as defined in the Mendez Employment Agreement) and not due to death or disability of Mr. Mendez, Mr. Mendez shall be entitled to receive (in addition to continuation of his executive benefits) his base salary for the greater of two full years from the date of termination or the remainder of the Mendez Employment Agreement and whatever incentive compensation he would otherwise been entitled to receive for the fiscal year during which his employment is terminated. Good Reason is defined as the occurrence, without Mr. Mendez' prior consent of (i) a reduction in rank or an assignment of duties materially inconsistent with Mr. Mendez' positions as Chairman of the Board and Chief Executive Officer of the Company, without any substantial failure of Mr. Mendez to perform such duties properly and effectively;
          (ii) a reduction by the Company in Mr. Mendez' annual base salary or a material reduction or elimination of his perquisites of office or a substantial reduction or elimination of his aggregate available employee benefits as in effect at December 31, 1992 or as the same may be increased from time to time;(iii) a change in the location at which Mr. Mendez' services are to be regularly performed to a location out of the 30-mile radius of the Empire State Building, New York, New York, without a comparable change for other executive officers of the Company, or any willful, material breach by the Company of any provision of Mr. Mendez' Employment Agreement not cured within a period of ten business days after receipt by the Company of written notice from Mr. Mendez of his intention to resign for Good Reason because of such breach; or(iv) the merger or consolidation of the Company with or into any other entity as a result of which Mr. Mendez is reduced in rank or is assigned duties with the surviving entity that are materially inconsistent with his then present position(s) with the Company. In addition. the Mendez Employment Agreement provides that in the event of termination of Mr. Mendez' employment thereunder due to death or disability (as defined therein), the Company shall pay Mr. Mendez (or his estate, as the case may be) his annual base salary for one year following his termination of employment and whatever incentive compensation Mr. Mendez would otherwise been entitled to receive for the fiscal year during which his employment is terminated. The Mendez Employment Agreement expires on April 30, 2000.

                    The Mendez Employment Agreement acknowledges Mr. Mendez' beneficial ownership and involvement in Multiplex and permits Mr. Mendez to devote reasonable periods of time to the business of Multiplex, provided that his involvement with Multiplex' business does not interfere with the performance of his duties and obligations under the Mendez Employment Agreement and that Mr. Mendez at all times complies with the guidelines for limiting conflicts of interest between the Company and Multiplex as previously adopted by the Board of Directors of the Company and accepted by Mr. Mendez.

                    On March 28, 1995, the Mendez Employment Agreement was amended to (i) extend the term of the Agreement through April 30, 2000, (ii) increase Mr. Mendez's annual base salary to $200,000, effective May 1. 1995, and (iii) to increase Mr. Mendez's annual benefit value threshold from $30,000 to $37,000.

                    The Company entered into a new employment agreement with Mr. Kogen effective May 1, 1994 and expiring April 30, 1999. In consideration of his services as Executive Vice President and Chief Operating Officer of the Company, (i) Mr. Kogen is to receive an annual salary of $129,000 effective May 1, 1994 and
          (ii) is entitled to annual increases of approximately 3% to a total of $145,000 effective on May 1, 1998 and (iii) will receive a bonus based on the Operating Income of the Company. Kogen's employment agreement also contains a six-month non-competition provision following the term of the agreement or any extension thereof.

                    The Company entered into a new employment agreement with Mr. Sayour effective May 1, 1994 and expiring April 30, 1999. In consideration of his services as Senior Vice President of the Company, (i) Mr. Sayour is to receive an annual salary of $106,430 and (ii) is entitled to annual increases of approximately $4,000 per year to a total of $122,857 effective on May 1, 1998 and (iii) will receive a bonus based on the Operating Income of the Company. Sayour's employment agreement also contains a six-month non-competition provision following the term of the agreement or any extension thereof.


                                   PROPOSAL NO.  2

                      APPROVAL OF AN AMENDMENT TO THE COMPANY'S
                             CERTIFICATE OF INCORPORATION
                             ----------------------------

          Description of Amendment and Distribution
          -----------------------------------------

                              At the Annual Meeting, the shareholders of the Company will be asked to consider and act upon a proposal (the "Proposal") to amend (the "Amendment") Article IV of the Company's Certificate of Incorporation to (a) authorize a new class of common stock to be designated as "Class A Common Stock" (the "Class A Common Stock") consisting of 10,000,000 shares having a par value of $.01 per share and having 30 votes per share, some of which shares the Company's Board of Directors currently intends to distribute (the "Distribution") to shareholders as a 100% share dividend on the Company's Common Stock (the "Common Stock"); (b) increase the number of shares of the Common Stock the Company is authorized to issue from 10,000,000 shares to 30,000,000 shares; and (c) fix and establish the relative rights, powers and limitations of the Company's Common Stock and Class A Common Stock. The currently outstanding shares of common stock would continue to be designated as "Common Stock." The Board of Directors will continue to have the right to establish and designate series of Preferred Stock, but the Amendment would eliminate the class of stock previously designated as Series A Preferred Stock.

                              The full text of Article IV, as proposed to be amended, is set forth as Exhibit A to this Proxy Statement.
          As more fully described below, the purpose of the Proposal is to
          (1) provide the Company with the flexibility to issue shares for financing, acquisition and compensation purposes without diluting the voting interests of any shareholders; and (2) enable shareholders of the Company to sell portions of their equity interest in the Company without materially reducing their voting interests in the Company, and thereby facilitate continued control by the existing shareholders.

                              The Board of Directors believes the Amendment and the Distribution are in the best interests of the Company and its shareholders and has directed that the Amendment be submitted to a vote of the shareholders. See "Recommendation of the Board of Directors". Under New York law and the Company's Certificate of Incorporation, in order to approve the Amendment, the number of votes cast by the holders of the Common Stock favoring the Amendment must equal a majority of all outstanding shares entitled to vote thereon. Mr. Mendez has indicated that he is in favor of the Amendment and that he will vote all of the shares of Common Stock over which he has voting power in favor of the Amendment. As of September 30, 1997, Mr. Mendez controlled the voting power over 4,351,289 shares of Common Stock, representing approximately 73.6% of the outstanding shares of the Common Stock.

                              If the Amendment is adopted by the
          shareholders pursuant to the foregoing requirements, the Board of Directors intends to file a Certificate of Amendment to the Certificate of Incorporation of the Company with the Secretary of State of the State of New York amending the Certificate of Incorporation in accordance with the Amendment. The Amendment will be effective immediately upon acceptance of filing by the Secretary of State of the State of New York. The Board of Directors would then be free to cause the issuance of the Class A Common Stock without any further action on the part of the shareholders. Although the Board of Directors presently intends to file the Certificate of Amendment if the Amendment is approved by the shareholders, the Board of Directors reserves the right to abandon the Proposal and not file such Certificate of Amendment even if the Amendment is approved by the shareholders.

                              If the shareholders approve the Amendment, it is the present intention of the Board of Directors to declare a dividend on the Common Stock of the Company payable in Class A Common Stock on the basis of one share of Class A Common Stock for each share of Common Stock outstanding. The record date for the Distribution (the "Distribution Record Date") is expected to be established promptly after the Amendment is approved and adopted by the shareholders, and the Distribution would be made as soon thereafter as is practicable. Shareholder approval of the Distribution is not required by New York law and is not being solicited by this Proxy Statement. Although the Board of Directors presently intends to make the Distribution, the Board of Directors reserves the right not to make the Distribution even if the Amendment is approved by the shareholders and a Certificate of Amendment is filed with the Secretary of State of the State of New York.

                              The Board of Directors believes the Amendment is in the best interests of the Company and its shareholders and recommends that the shareholders vote FOR the Amendment.

          Description of the Class A Common Stock
          ---------------------------------------

                              Under the Proposal, a new class of common stock to be designated as Class A Common Stock will be created. The rights, powers and limitations of the Common Stock and the Class A Common Stock are set forth in full in Article IV of the Company's Certificate of Incorporation, as proposed to be amended. The full text of Article IV as proposed to be amended is set forth as Exhibit A to this Proxy Statement and is incorporated herein by reference. The following summary should be read in conjunction with, and is qualified in its entirety by reference to, such Exhibit A. The table set forth below summarizes certain of the relative rights, powers, preferences and limitations of the Common Stock and the Class A Common Stock as proposed:

                                                                  Class A
                                        Common Stock            Common Stock
                                        ------------           ------------

          Voting rights (per share) .            1                   30

          Cash dividend rights (per     Pro rata share of   Same as Common
          share)  . . . . . . . . . .   dividends as        Stock
                                        determined by Board
                                        of Directors

          Transferability . . . . . .   Freely transferable Unless converted to
                                                            Common Stock, may
                                                            only be transferred
                                                            to certain
                                                            transferees

          Preemptive rights . . . . .   None                None

          Liquidation rights  . . . .   Pro rata share of   Same as Common
                                        assets remaining    Stock
                                        after payment of
                                        all liabilities
          _________________________

          * Certain Federal and state securities law restrictions apply to directors, officers, other affiliates and persons holding "restricted" stock.


                              Voting.  On matters brought before the
                              ------
          shareholders of the Company, each holder of Common Stock will continue to be entitled to one vote for each share of Common Stock held and each holder of Class A Common Stock will be entitled to thirty votes for each share of Class A Common Stock held.

                              After the Amendment and Distribution, actions submitted to a vote of shareholders will generally be voted on only by holders of Common Stock and Class A Common Stock, voting together as a single class, except that the holders of Common Stock and Class A Common Stock will vote separately as classes with respect to such matters as may require class votes under the New York Business Corporation Law.

                              Dividends; Liquidation Rights.  Holders of
                              -----------------------------
          Common Stock and Class A Common Stock will be entitled to receive ratably all such dividends, payable in cash or otherwise, as may be declared by the Board of Directors out of assets or funds legally available therefor, except that in the event of a stock dividend or stock split (which occurs after the Distribution), only shares of Class A Common Stock may be distributed with respect to the Class A Common Stock and only shares of Common Stock may be distributed with respect to the Common Stock.

                              The declaration and payment of cash dividends is solely within the discretion of the Board of Directors, and there can be no assurance that such dividends will be declared and paid with any regularity. The Company has never paid any dividend on its Common Stock and payment of such dividends is restricted by the loan agreements with the Company's lenders.
          The Board does not presently intend to declare cash dividends.

                              Holders of Common Stock and Class A Common
          Stock will be equal and have the same rights with respect to distributions in connection with a partial or complete liquidation of the Company.

                              Transferability.  The Common Stock will
                              ---------------
          continue to be freely transferable, and except for federal and state securities law restrictions on directors, officers and other affiliates of the Company and on persons holding "restricted" stock, the Company's shareholders will not be restricted in their ability to sell or transfer shares of Common Stock. Holders of Class A Common Stock will be substantially restricted in their ability to transfer Class A Common Stock without converting the same to Common Stock (see "Convertibility").

                              Mergers and Consolidations.  Each holder of
                              --------------------------
          Common Stock and Class A Common Stock will be entitled to receive the same per share consideration in a merger or consolidation of the Company (whether or not the Company is the surviving corporation).

                              Convertibility.  The Class A Common Stock
                              --------------
          will be freely convertible at any time into Common Stock on a share-for-share basis. If at any time the aggregate number of outstanding shares of Class A Common Stock as reflected on the stock transfer books of the Company falls below 1% of the aggregate number of outstanding shares of Common Stock and Class A Common Stock, then, immediately upon the occurrence of such event, all the outstanding shares of Class A Common Stock shall be automatically converted into shares of Common Stock, on a shareforshare basis. For purposes of the immediately preceding sentence, any shares of stock repurchased by the Company shall no longer be deemed "outstanding" from and after the date of repurchase.

                              In the event of any such conversion of the Class A Common Stock, certificates which formerly represented outstanding shares of Class A Common Stock will thereafter be deemed to represent a like number of shares of Common Stock.

                              Preemptive Rights.  Neither the Common Stock
                              -----------------
          nor the Class A Common Stock will carry any preemptive rights enabling a holder to subscribe for or receive shares of any class of stock of the Company or any other securities convertible into shares of any class of stock of the Company.

          Recommendation of the Board of Directors
          ----------------------------------------

                              The Proposal was initially considered and discussed at a meeting of the Board of Directors held on September 11, 1997. The Proposal's terms, likely benefits and possible disadvantages were discussed. During the September 11, 1997 meeting, the Board unanimously approved the Proposal and its submission to the shareholders of the Company for their approval.

                              For the reasons described below under
          "Reasons for the Proposal", the Board of Directors believes that the Proposal offers a number of potential benefits and that adoption of the Proposal is in the best interests of the Company and all of its shareholders. Primarily, the Board believes the Amendment should enable the Company to increase its financial flexibility and provide for its long-term growth by providing the Company the ability to issue shares of Common Stock or other debt or equity securities convertible into Common Stock for financing, acquisition and compensation purposes without significantly diluting the voting power of existing shareholders. The Proposal also provides shareholders with the flexibility to sell a portion of their equity interest without diluting their voting power.
          Any such dilution of the voting interest of Paul Mendez could, in the opinion of the Board, adversely affect the continuity of the Company's management and operating policies.

                              The Board of Directors believes that the Amendment and the Distribution are in the best interests of the Company and its shareholders and recommends that you vote FOR the adoption of the Amendment. The Board of Directors suggests that each shareholder carefully read and review the description of the Amendment and the Distribution and certain effects thereof which are set forth herein.

          Reasons for the Proposal
          ------------------------

                              The Board believes that a capital structure including the Class A Common Stock will offer a number of potential benefits to the Company and its shareholders. These benefits are described below.

                              Financing Flexibility.  Implementation of the
                              ---------------------
          Proposal would provide the Company with increased flexibility in the future to issue equity securities in connection with acquisitions and existing and future employee benefit and incentive plans, and to raise equity capital or to issue convertible debt as a means to finance future growth, without diluting the voting power of the Company's existing shareholders, including Mr. Mendez. The Company has not heretofore generally issued Common Stock to finance its operations or acquisitions. Furthermore, Mr. Mendez has indicated to the Company's Board of Directors that he would react negatively as a shareholder of the Company toward the issuance of Common Stock under circumstances which would materially dilute his voting control.

                              The Company has no present plans to issue additional equity securities or convertible securities in any acquisition or financing transaction after the implementation of the Proposal. If the Company issues any shares for such purposes, however, it is more likely that the shares issued would be Common Stock. See "Certain Effects of the Proposal -- Effect on Market Price."

                              Shareholder Flexibility.  Under the Proposal,
                              -----------------------
          shareholders desiring to maintain their voting positions will be able to do so substantially even if they decide to sell or otherwise dispose of up to 50% of their equity interest in the Company. The Proposal thus gives all shareholders, including Mr. Mendez, increased flexibility to dispose of a portion of their equity interest in the Company without substantially affecting their relative voting power. See "Continuity" below.

                              Shareholders who are interested in
          maintaining their voting power in the Company might be less reluctant to sell part of their holdings if the sales of shares would not result in a substantial decrease in their relative voting power. Sales by these shareholders could result in an increase in trading of shares of the Company, thereby increasing liquidity. Implementation of the Proposal would double the number of outstanding shares of the Company's common stock, including those in the hands of holders other than Mr. Mendez, and therefore, would likely further improve the liquidity of an investment in the Company.

                              Continuity.  The Proposal would facilitate
                              ----------
          the Mendez family's continued ownership of a substantial portion of the Company's voting securities even if it should find it necessary to sell a significant block of stock for diversification, for estate tax obligations or for other reasons, and thereby enable the Company to continue to be managed based on long-term objectives, which the Company's Board of Directors considers to be a significant benefit to the Company and its shareholders.

                              The Board of Directors continues to believe the leadership of Mr. Mendez has been and continues to be an important factor in the Company's growth and success. See "Business Relationships." By providing a means by which shareholders, including Mr. Mendez, may sell or otherwise dispose of a portion of their equity interest without substantially reducing their voting control, the Proposal also reduces the risk that the Company could at some future date be compelled to consider a potential acquisition of the Company in an environment that could be dictated to the Company and the Board by the financial circumstances of Paul Mendez or by third parties who may be anticipating or speculating about such circumstances. The Board of Directors believes this independence is necessary to continue a long-term earnings growth posture.

          Certain Effects of the Proposal
          -------------------------------

                              Effect on Relative Ownership Interest and
          Voting Power.       -----------------------------------------
          ------------
          Since the Distribution is to be made to all shareholders in proportion to the number of shares of Common Stock owned on the Distribution Record Date by each shareholder, the relative ownership interest and voting power of each holder of a share of Common Stock will be the same immediately after the Distribution as it was immediately prior thereto. Under the Proposal, shareholders who sell shares of Class A Common Stock after the Distribution will lose a greater amount of voting control in proportion to equity than they would have prior to the Distribution. Conversely, shareholders who sell shares of Common Stock after the Distribution will retain a greater amount of voting control in proportion to equity. Shareholders desiring to maintain a long-term investment in the Company will be free to continue to hold the Common Stock and Class A Common Stock and retain the benefits of the voting power attached to such classes of common stock.

                              As of September 30, 1997, members of the Paul Mendez Family had sole or shared voting or dispositive power over an aggregate of 4,351,289 shares of Common Stock, including 2,565,543 shares over which Mr. Mendez has a proxy to vote with respect to the amendment of the Certificate of Incorporation as proposed herein and the election of the Company's directors. The aggregate of 4,351,289 shares represent 73.6% of the voting power of the Company. Accordingly, the Paul Mendez Family will receive voting or dispositive power over an aggregate of approximately 4,351,289 shares of Class A Common Stock in connection with the Amendment and the Distribution. If the Mendez Family, following the Distribution, were to sell all of the shares of Common Stock, the Mendez Family would still have at least 71% of the voting power of the Company, assuming no other change. The foregoing is for illustrative purposes only and is in no way intended to suggest that the Mendez Family has any intention of selling any or all of its shares of Common Stock following the Distribution. It is the present intention of members of the Mendez Family to hold the shares of Common Stock and Class A Common Stock.

                              Effect on Market Price.  The market price of
                              ----------------------
          Common Stock and Class A Common Stock after the Distribution will depend, as before the implementation of the Proposal, on many factors including, among others, the future performance of the Company, general market conditions and conditions relating to corporations in industries similar to that of the Company. Accordingly, the Company cannot predict the prices at which the Common Stock will trade following the adoption of the Amendment and the Distribution, just as the Company could not predict the price at which the Common Stock would trade absent the Amendment and the Distribution. It is expected, however, that the market price of the Common Stock will reflect the effect of a two-for-one stock split. Absent other factors, the Common Stock is therefore expected to trade at approximately onehalf the price of the Common Stock prior to implementation of the Proposal. On September 30, 1997, the closing bid and asked price of the Common Stock was $1.00 and $1.09 per share.

                              No assurance can be given that the Common
          Stock will trade at the same price or within a narrow range of prices. See "Dilutive Effect; Effect on Book Value and Earnings Per Share."

                              Dilutive Effect; Effect on Book Value and
          Earnings Per Share. -----------------------------------------
          ------------------
          As noted above, the primary purpose of creating the Class A Common Stock is to provide the Company with an alternative equity financing vehicle which does not substantially dilute the voting rights of the existing shareholders. The Distribution, which would be made ratably to each holder of Common Stock, will not dilute the voting or other economic interests of the holders of the Common Stock.

                              Although the interests of each shareholder in the total equity of the Company will remain unchanged as a result of the Distribution, the issuance of the Class A Common Stock pursuant to the Distribution will cause the book value and earnings per share of the Company to be adjusted to reflect the increased number of shares outstanding. Although implemented in the form of a dividend, for accounting purposes the Distribution will have the same effect as a two-for-one stock split.

                              Trading Market.  Subsequent to the
                              --------------
          Distribution, there will be issued and outstanding approximately 5,908,194 shares of Common Stock and 5,908,194 shares of Class A Common Stock, respectively. In order to minimize dilution of the voting power of the existing shareholders, the Company is more likely to issue additional Common Stock than Class A Common Stock in the future to raise equity, finance acquisitions or fund employee benefit plans. Furthermore, members of the Mendez family are more likely to sell Common Stock over time than Class A Common Stock. Any such issuance of additional Common Stock by the Company or sales of Common Stock by members of the Mendez family or other major shareholders may serve to further increase market activity in the Common Stock.

                              Federal Income Tax Consequences.  Reid &
                              -------------------------------
          Priest LLP, counsel to the Company, has advised the Company that, in general, for federal income tax purposes, (i) the proposed distribution of the Class A Common Stock will not be taxable to a shareholder; (ii) the cost or other basis of the shares of Common Stock held by a shareholder on the Distribution Record Date will be apportioned between the shares of Common Stock and the shares of Class A Common Stock received in the Distribution in proportion to the fair market value of the shares of each class of stock on the date that the Distribution is distributed; and
          (iii) a shareholder's holding period for the shares of Class A Common Stock received with respect to the dividend will be the same as such shareholder's holding period for the shares of Common Stock with respect to which the shares of Class A Common Stock were received. The preceding sentence constitutes the opinion of Reid & Priest LLP, counsel to the Company, regarding the material federal income tax consequences of the Proposal. Shareholders are urged to consult their tax advisors with specific reference to their own tax situation.

                              Securities Act of 1933.  The issuance of the
                              ----------------------
          Class A Common Stock as a stock dividend will not involve a "sale" of a security under the Securities Act of 1933 (the "Securities Act"). Consequently, the Company is not required to register and will not register under the Securities Act of 1933 the issuance of Class A Common Stock. Since there will be no sale of the Class A Common Stock, shareholders will not be deemed to have purchased such shares separately from the Common Stock under the Securities Act and Rule 144 thereunder. Shares of Class A Common Stock received in the Distribution, other than any such shares received by affiliates, or holders of restricted securities as of the Distribution Record Date, of the Company within the meaning of the Securities Act, may be offered for sale and sold in the same manner as the Common Stock without registration under the Securities Act. Affiliates of the Company, including members of the Mendez Family, will continue to be subject to the restrictions specified in Rule 144 under the Securities Act, with each class of common stock considered separately.

                              NASDAQ Criteria.  The Common Stock is
                              ---------------
          currently traded in the over-the-counter market. The price and distribution of the Company's Common Stock do not meet the minimum listing qualifications of NASDAQ SmallCap Market ("NASDAQ"). The Amendment and the Distribution is likely to have an adverse effect, similar to a two-for-one stock split, on the price of the Common Stock, which may fall further below NASDAQ's minimum price requirement. A reverse stock split may adjust the possible decrease in the price of the Common Stock following the Distribution, but would decrease the distribution of the Common Stock. Thus, a reverse stock split is not likely to remedy the potentially detrimental effect of the Distribution on the Common Stock's ability to meet NASDAQ listing criteria. The Amendment would also create classes of Common Stock with disparate voting rights, upon which NASDAQ looks with disfavor; however, since the Amendment and the Distribution would occur before the Company makes an application for the Common Stock to be quoted on NASDAQ, the Common Stock and the Class A Common Stock may qualify for a "grandfather" exemption. There is no assurance that the Company's Common Stock will be accepted for quotation on NASDAQ, with or without the Amendment, or that such exemption would apply.

                              Increase in Authorized Stock. The Amendment
                              ----------------------------
          would increase the number of shares of Common Stock which could be issued from 10,000,000 shares to 30,000,000 shares. Of the 10,000,000 shares of Common Stock authorized, there are issued and outstanding 5,908,194 shares of Common Stock. The Amendment would, however, authorize 10,000,000 shares of Class A Common Stock, of which approximately 5,908,194 shares of Class A Common Stock would be issued in connection with the Distribution. The remaining 4,091,806 shares of Common Stock and Class A Common Stock could be issued by the Company from time to time without further shareholder approval. The Board of Directors believes it is desirable to have the additional shares of Common Stock and Class A Common Stock available for possible future financing and acquisition transactions, and other general corporate purposes. The Board of Directors also believes that having such additional authorized shares available for issuance in the future will give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholder's meeting. The Company does not presently have any agreement, understanding, arrangement or plans that would result in the issuance of any of the additional shares of Common Stock and Class A Common Stock to be authorized, except pursuant to the Distribution. Unissued shares of Common Stock and Class A Common Stock could be issued in circumstances that would serve to preserve control of the Company's then existing management.

          Certain Potential Disadvantages of the Proposal
          -----------------------------------------------

                              While the Board of Directors has determined that implementation of the Proposal is in the best interests of the Company and its shareholders, the Board recognizes that implementation of the Proposal may result in certain disadvantages, including the following.

                              AntiTakeover Effect.   Under the
                              -------------------
          present circumstances the Mendez family has the ability to approve or disapprove any acquisition of the Company in a transaction involving a merger, consolidation or sale of assets because of the voting power of the shares held by them.
          Virtually all corporate acquisitions take one of these three forms except acquisitions in the form of a tender offer to buy shares from the shareholders directly, a transaction that would not be likely in the case of the Company because, unless the members of the Mendez family tender their shares, the acquiror could not obtain voting control through a tender offer. The Amendment and the Distribution will not change the fact that the Mendez Family has sufficient voting power to disapprove a merger, consolidation or sale of assets of the Company, nor will the Proposal immediately give the Mendez family any greater voting control. However, by allowing the Company to issue a substantial number of shares of Common Stock without causing a loss of the special voting rights of the holders of the Class A Common Stock and by enabling the holders of the Class A Common Stock to dispose of up to onehalf of their investment in the Company without substantially affecting their voting power, the Amendment and the Distribution may continue to make the Company a less attractive target for a takeover bid than it otherwise may have been, or continue to render more difficult or discourage a merger proposal, an unfriendly tender offer, a proxy contest or the removal of incumbent directors or management, even if such actions were favored by the shareholders of the Company other than the Mendez family.

                              Although the Board of Directors considers it to be in the best interests of all of the shareholders to put the Company in a position where it can issue equity securities without making itself more vulnerable to hostile takeovers, the impeding of hostile takeovers could mean that shareholders will lose a chance to sell their shares at a premium over prevailing market prices since hostile takeovers frequently involve the purchase of stock directly from shareholders at a premium price. While the Board believes that this may be true, it also believes that the advantages of the Amendment and the Distribution significantly outweigh this disadvantage. See "Recommendation of the Board of Directors;" "Reasons for the Proposal." Making the Company less vulnerable to a hostile takeover also means that any proposed acquisition of the Company would have to be negotiated with its management, and this process could result in receipt of an even greater premium. The Company is not aware of any existing or planned effort on the part of any party to attempt an acquisition of the Company. The Company has no present intention of seeking any such transaction.

                              State Statutes.  Some state
                              --------------
          securities statutes contain provisions which, following the issuance of shares of Class A Common Stock, may restrict offerings of equity securities by the Company or the secondary trading of its equity securities in such states. Because of the availability of applicable exemptions from such restrictions and because such restrictive provisions would only apply to offers or sales made in a limited number of states, the Company does not believe that such provisions will materially adversely affect the aggregate amount of equity securities which the Company will be able to offer, the price obtainable for its equity securities in such offerings or the secondary trading market for its equity securities.

                              Brokerage Costs; Security for Credit.  As is
                              ------------------------------------
          typical in connection with any stock split, brokerage charges and stock transfer taxes, if any, may be somewhat higher with respect to purchases and sales of Common Stock after the Distribution, assuming transactions of the same dollar amount, because of the increased number of shares involved. The Company does not expect that the adoption of the Amendment and the Distribution will affect the ability of holders to use the Class A Common Stock or Common Stock as security for the extension of credit by financial institutions or securities brokers or dealers.

          Interests of Certain Persons
          ----------------------------
                              The Mendez Family has an interest in the implementation of the Proposal because, as noted above, the Proposal may enhance the ability of members of the Mendez Family to retain voting control of the Company even if they dispose of a substantial portion of their shares of Common Stock. See "Reasons for the Proposal;" "Certain Potential Disadvantages of the Proposal."

          Expenses
          --------

                              The costs of proceeding with the Proposal
          (such as transfer agent's fees, printing, engraving and mailing costs and legal fees) will be charged against the Company's pretax earnings. The approximate cost of proceeding with the Proposal is estimated to be $15,000, inclusive of fees of legal advisors.

                              THE BOARD OF DIRECTORS BELIEVES THAT THE
          AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND THEREFORE UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE FOR THE ADOPTION OF THE AMENDMENT.


                         CERTAIN RELATIONSHIPS AND
                            RELATED TRANSACTIONS


                    On July 22, 1997, Firecom Holdings L.P. ("Holdings"), a Delaware limited partnership, of which Mr. Mendez was the general partner, acquired 1,149,600 shares of the Common Stock in exchange for all of the outstanding shares of the Series A Preferred Stock of the Company, having a liquidation value of $1,437,000. Holdings also acquired 377,250 shares of the Company's Common Stock in connection with the exercise of certain warrants expiring on July 31, 1997. On September 26, 1997, Holdings was liquidated and its assets (including 1,526,850 shares of the Company's Common Stock) were distributed to its partners. In connection with these transactions, the Mendez Family, the Sadik-Khan Group and the Barotz Group entered into a voting agreement, providing among other terms that the parties to such agreement will vote all shares of Common Stock which may be held by them from time to time for the election of Paul Mendez and three (3) other directors designated by Mr. Mendez, Orhan Sadik-Khan (or designee) and Peter Barotz (or designee).

                    On June 21, 1995, the Company entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") to purchase 536,494 shares of the Company's Common Stock held by certain members of the May family (the "Selling Shareholders"), at $.90 per share. Terms of the Stock Purchase Agreement provide for an aggregate cash payment by the Company in the amount of $174,448.20 and issuance of one five (5) year note in the principal amount of $308,396.40, bearing interest at 12% per annum. Interest is to be paid monthly. Principal is to be repaid in five equal annual installments of $61,679.28. The Company's obligation under the note is to be secured by a pledge by the Company to the noteholder of 342,663 shares of the Company's Common Stock. The Company made the first of the five annual payments of $61,679.28 in July 1996.

                    As of July 18, 1995, the Company and the Selling Shareholders entered into the Option and Escrow Agreement with respect to the Option Shares. Under the terms of the Option and Escrow Agreement, on September 1, 1998 each Selling Shareholder has the right, but not the obligation, to require the Company to purchase, in whole or in part, his or her Option Shares at a price of $1.10 per share. This "put" option is conditional upon the Company meeting certain financial targets. At any time under the Option and Escrow Agreement, the Company shall have the right, but not the obligation, to purchase all of the Option Shares, in whole or in part, at a purchase price of $1.25 per share. Payment for the Option Shares upon exercise of the "put" or "call" option shall be one-half (1/2) by cash and one-half (1/2) by issuance of a five (5) year note bearing interest at prime plus 3%. The note issued upon purchase of the Option Shares will be secured by a pledge by the Company of shares of its Common Stock. On execution of the Option and Escrow Agreement, the Selling Shareholders delivered to the Company irrevocable proxies to permit Mr. Mendez to vote the Option Shares until the expiration of the Option and Escrow Agreement.

                              ANNUAL REPORT

                    All shareholders of record as of September 30, 1997 have either been sent or are concurrently being sent a copy of the Company's 1997 Annual Report to Shareholders for the fiscal year ended April 30, 1997 which contains audited financial statements of the Company for the fiscal years ended April 30, 1997 and 1996.

                              OTHER MATTERS

                    Pursuant to the Company's ByLaws, as amended, nominations or other business may be properly brought before an annual meeting by a shareholder provided that the shareholder gives timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

                    As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any other matters to be brought before the Meeting other than as set forth in this Proxy Statement and the time for such matters to be presented by shareholders expired on August 6, 1997. However, if any other matters not mentioned in the Proxy Statement are properly brought before the Meeting or any adjournments thereof, the persons named in the enclosed Proxy or their substitutes will have discretionary authority to vote proxies given in said form, or otherwise act, in respect of such matters in accordance with their best judgment.

                    The Company has selected Rothstein, Kass & Company, P.C., the Company's auditors for the fiscal year ended April 30, 1997, to continue as independent certified public accountants of the Company. Representatives of Rothstein, Kass & Company, P.C. are expected to attend the Meeting and will be available to respond to appropriate questions raised orally. Such representatives will also be given an opportunity to make a statement if they so desire.

                    All of the costs and expenses in connection with the solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by use of mails, directors, officers and employees (who will receive no compensation therefor in addition to their regular remuneration) of the Company may solicit the return of proxies by telephone, telegram or personal interview.

                    It is important that proxies be returned promptly. Shareholders are, therefore, urged to fill in, date, sign and return the Proxy immediately. No postage need be affixed if mailed in the enclosed envelope in the United States.

          BY ORDER OF THE BOARD OF DIRECTORS


          PAUL MENDEZ

          Chairman of the Board

          October 24, 1997

                                                                      DRAFT


                                 PROPOSED ARTICLE IV
                                        OF THE
                             CERTIFICATE OF INCORPORATION
                                          OF
                                    FIRECOM, INC.


               FOURTH:   A.   Authorized Shares.
                              -----------------  The total number of shares
          of all classes of stock which the Corporation shall have authority to issue is 41,000,000 shares, which shall consist of
          (i) 1,000,000 shares, par value $1.00 per share, of a class designated "Preferred Stock," (ii) 30,000,000 shares, par value $.01 per share, of a class designated "Common Stock" and (iii) 10,000,000 shares, par value $.01 per share, of a class designated "Class A Common Stock".

                         B.   Preferred Stock.
                              ---------------  Shares of the Preferred
          Stock may be issued from time to time in series and the Board of Directors of the Corporation is hereby authorized, subject to the limitations provided by law, to establish and designate series of the Preferred Stock, to fix the number of shares constituting each series, and to fix the designations and the relative rights, preferences and limitations of the shares of each series and the variations and the relative rights, preferences and limitations as between series, and to increase the number of shares constituting each series. The authority of the Board of Directors of the Corporation with respect to each series shall include but shall not be limited to the authority to determine the following:

                         I.   The designation of such series.


                         II. The number of shares initially constituting such series.

                         III. The increase of the number of shares
                              constituting such series  theretofore fixed.

                         IV. The rate or rates and the times at which dividends on the shares of such series shall be paid, and whether or not such dividends shall be cumulative, and, if such dividends shall be cumulative, the date or dates from and after which they shall accumulate; provided, however, that if the stated dividends are not paid in full, the shares of all series of the Preferred Stock shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full.

                         V. Whether or not the shares of such series shall be redeemable, and, if such shares shall be redeemable, the terms and conditions of such redemption, including but not limited to the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates.

                         VI. The amount payable on the shares of such series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided, however, that the holders of such shares shall be entitled to be paid, or to have set apart for payment, not less than $1.00 per share before the holders of shares of the Common Stock or the holders of any other class of stock ranking junior to the Preferred Stock as to rights on liquidation shall be entitled to be paid any amount or to have any amount set apart for payment; provided, further, that, if the amounts payable on liquidation are not paid in full, the shares of all series of the Preferred Stock shall share ratably in any distribution of assets other than by way of dividends in accordance with the sums which would be payable in such distribution if all sums payable were discharged in full. A liquidation, dissolution or winding up of the Corporation, as such terms are used in this Paragraph VI, shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or a sale, lease or conveyance of all or a part of its assets.

                         VII. Whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if such shares shall have such voting rights, the terms and conditions thereof, including but not limited to the right of the holders of such shares to vote as separate class either alone or with the holders of shares of one or more other series of Preferred Stock and the right to have more than one vote per share.

                         VIII. Whether or not a sinking fund shall be provided for the redemption of the shares of such series, and, if such a sinking fund shall be provided, the terms and conditions thereof.

                         IX.  Whether or not a purchase fund shall be
          provided for the shares of such series, and, if such a purchase fund shall be provided, the terms and conditions thereof.

                         X. Whether or not the shares of such series shall have conversion privileges, and, if such shares shall have conversion privileges, the terms and conditions of conversion, including but not limited to any provision for the adjustment of the conversion rate or the conversion price.

                         XI. Any other relative rights, preferences and limitations.


                         C.   Common Stock.
                              ------------  Any and all shares of Common
          Stock and Class A Common Stock constituting authorized but unissued shares may be issued for such consideration, not less than the par value thereof, as shall be fixed from time to time by the Board of Directors. The powers, preferences, limitations and relative rights of the Common Stock and the Class A Common Stock shall be as follows:

                         1. Voting. Except as may otherwise be required by law or except as may be expressly provided for herein, with respect to all matters upon which shareholders are entitled to vote or to which shareholders are entitled to give consent, the holders of the outstanding shares of Common Stock and the holders of the outstanding shares of Class A Common Stock shall vote together as a single class, and every holder of an outstanding share of Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of Common Stock standing in his name on the stock transfer records of the Corporation, and every holder of an outstanding share of Class A Common Stock shall be entitled to cast thereon thirty (30) votes in person or by proxy for each share of Class A Common Stock standing in his name on the stock transfer records of the Corporation.

                         2.   Dividends and Distributions.

                         (a) Dividends. Holders of Common Stock and Class A Common Stock shall be entitled to share ratably in all such dividends, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor except that in the case of dividends or other distributions payable in stock of the Corporation, including distributions pursuant to stock split-ups or divisions, which occur after the initial distribution of the Class A Common Stock to holders of Common Stock, only shares of Common Stock shall be distributed with respect to the Common Stock, and only shares of Class A Common Stock shall be distributed with respect to the Class A Common Stock.

                         (b) Distributions. In the event the Corporation shall be liquidated (either partial or complete), dissolved or wound up, whether voluntarily or involuntarily, the holders of the Common Stock and the Class A Common Stock shall be entitled to share ratably, as a single class, in the remaining net assets of the Corporation; that is, an equal amount of net assets for each share of Common Stock and Class A Common Stock.

                         (c) Merger or Consolidation. In the event of a merger or consolidation of the Corporation with or into another entity whether or not the Corporation is the surviving entity), the holders of Common Stock and Class A Common Stock shall be entitled to receive the same per share consideration in such merger or consolidation.

                         3.   Restrictions on Transfer of the Class A
          Common Stock.

                         (a) No beneficial owner (as hereinafter defined) of shares of Class A Common Stock (hereinafter referred to as a "Class A Shareholder") may transfer, and the Corporation shall not register the transfer of, shares of Class A Common Stock of such Class A Shareholder, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a Permitted Transferee of such Class A Shareholder. A "Permitted Transferee" shall be defined as (i) the Class A Shareholder; (ii) the spouse of the Class A Shareholder; (iii) any parent and any lineal descendant (including any adopted child) of any parent of the Class A Shareholder or of the Class A Shareholder's spouse; (iv) any trustee, guardian or custodian for, or any executor, administrator or other legal representative of the estate of, any of the foregoing Permitted Transferees; (v) the trustee of a trust (including a voting trust) principally for the benefit of such Class A Shareholder and/or any of his or her Permitted Transferees; (vi) the beneficiary of a trust, individual retirement account or other similar Class A Shareholder; and
          (vii) any corporation, partnership or other entity if a majority of the beneficial ownership thereof is held by the Class A Shareholder and/or any of his or her Permitted Transferees. If a Class A Shareholder and all of his or her Permitted Transferees cease, for whatever reason, to hold a majority of the beneficial ownership of any corporation, partnership or other entity specified in clause (vi) above, then any and all shares of Class A Common Stock held by such corporation, partnership or other entity shall automatically, without further deed or action by or on behalf of any party, be deemed to have been transferred to other than a Permitted Transferee with the result that such shares shall be deemed to have been converted into a like number of shares of Common Stock.

                         (b) Notwithstanding anything to the contrary set forth herein, any Class A Shareholder may pledge his shares of Class A Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this Paragraph 3. In the event of foreclosure, realization or other similar action by the pledgee, such pledged shares of Class A Common Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Common Stock, as the pledgee may elect.

                         (c) Any purported transfer of shares of Class A Common Stock not permitted hereunder shall be void and of no effect. Any purported transferee of shares of Class A Common Stock purported to be transferred in violation of this Paragraph 3 shall have no rights as a shareholder of the Corporation and no other rights against, or with respect to, the Corporation, except the right to receive shares of Common Stock upon the conversion of his or her shares of Class A Common Stock into shares of Common Stock. The Corporation and its transfer agent may, as a condition to the transfer or the registration of a transfer of shares of Class A Common Stock to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as they deem necessary to establish that such transferee is a Permitted Transferee.

                         (d)  The Corporation shall note on the
          certificates for shares of Class A Common Stock the restrictions on transfer and registration of transfer imposed by this Paragraph 3.

                         (e)  Shares of Class A Common Stock shall be
          registered in the name(s) of the beneficial owner(s) thereof (as herein defined) and not in "street" or "nominee" names; provided, however, certificates representing shares of Class A Common Stock issued in the initial distribution thereof to holders of the issued and outstanding Common Stock may be registered in the same name and manner as the certificates representing the shares of Common Stock with respect to which the shares of Class A Common Stock are issued. Any shares of Class A Common Stock registered in "street" or "nominee" name may be transferred to the beneficial owner of such shares on the record date for such initial distribution, upon proof satisfactory to the Corporation and the Transfer Agent that such person was in fact the beneficial owner of such shares on such record date.

                         (f) For the purpose of this Paragraph 3, the term "beneficial owner(s)" of any shares of Class A Common Stock shall mean a person or persons who, or entity or entities which, have or share the power, either singly or jointly, to direct the voting or disposition of such shares; for the avoidance of doubt the beneficiary of an individual retirement account ("IRA") shall be deemed the beneficial owner of any shares held by such IRA.

                         4.   Conversion of the Class A Common Stock.

                         (a) Each share of Class A Common Stock may at any time or from time to time, at the option of the record holder thereof, be converted into one (1) fully paid and nonassessable share of Common Stock. Such conversion right shall be exercised by the surrender of the certificate representing such share of Class A Common Stock to be converted to the Corporation at any time during normal business hours at the principal executive offices of the Corporation (to the attention of the Secretary of the Corporation), or if an agent for the registration or transfer of shares of Class A Common Stock is then duly appointed and acting (said agent being referred to in this Article IV as the "Transfer Agent"), then at the office of the Transfer Agent, accompanied by a written notice of the election by the holder thereof to convert and (if so required by the Corporation or the Transfer Agent) by instruments of transfer, in form satisfactory to the Corporation and to the Transfer Agent, duly executed by such holder or his duly authorized attorney, and transfer tax stamps or funds therefor, if required pursuant to Paragraph 4(e) below.

                         (b)  As promptly as practicable after the
          surrender for conversion of a certificate representing shares of Class A Common Stock in the manner provided in Paragraph 4(a) above, and the payment in cash of any amount required by the provisions of Paragraph 4(e), the Corporation will deliver or cause to be delivered at the office of the Transfer Agent to, or upon the written order of, the holder of such certificate, a certificate or certificates representing the number of full shares of Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate representing shares of Class A Common Stock, and all rights of the holder of such shares as such holder shall cease at such time and the person or persons in whose name or names the certificate or certificates representing the shares of Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time; provided, however, that in the event any such surrender and payment are made on any date when the stock transfer records of the Corporation shall be closed, the person or persons in whose name or names the certificate or certificates representing shares of Common Stock are to be issued will become the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer records are open.

                         (c) No adjustments in respect of dividends or other distributions shall be made upon the conversion of any share of Class A Common Stock; provided, however, that if a share shall be converted subsequent to the record date for the payment of a dividend or other distribution on shares of Class A Common Stock but prior to such payment, the registered holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share on the date set for payment of such dividend or other distribution notwithstanding the conversion thereof or the Corporation's default in payment of the dividend or distribution due on such date.

                         (d) The Corporation covenants that it will at all times reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of Class A Common Stock, such number of shares of Common Stock as shall be issuable upon the conversion of all such outstanding shares; provided, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class A Common Stock by delivery of purchased shares of Common Stock which are held in the treasury of the Corporation. The Corporation covenants that if any shares of Common Stock required to be reserved for purposes of conversion hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be issued upon conversion, the Corporation will cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to list the shares of Common Stock required to be delivered upon conversion prior to such delivery upon each national securities exchange or automated quotation system, if any, upon which the outstanding Common Stock is listed at the time of such delivery. The Corporation covenants that all shares of Common Stock which shall be issued upon conversion of the shares of Class A Common Stock will, upon issue, be fully paid and nonassessable and not subject to any preemptive rights.

                         (e) The issuance of certificates for shares of Common Stock upon conversion of shares of Class A Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the record holder of the share or shares of Class A Common Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

                         (f) The outstanding shares of Class A Common Stock shall be deemed without further act on anyone's part to be immediately and automatically converted into shares of Common Stock, and stock certificates formerly representing outstanding shares of Class A Common Stock shall thereupon and thereafter be deemed to represent a like number of shares of Common Stock if and when the number of issued and outstanding shares of Class A Common Stock is less than one percent (1%) of the aggregate number of shares of Common Stock and Class A Common Stock then outstanding.

                         5. Subsequent Issuances of Class A Common Stock. Following the initial distribution of the Class A Common Stock to the holders of the issued and outstanding Common Stock of the Corporation, the Board of Directors may only issue shares of the Class A Common Stock in the form of a distribution or distributions pursuant to a stock dividend on or split-up of the shares of the Class A Common Stock and only to the then record holders of the issued and outstanding shares of the Class A Common Stock in conjunction with and in the same ratio as a stock dividend on or split-up of the shares of the Common Stock.

                         6.   Preemptive Rights Denied.  No holder of
          shares of any class of stock of the Corporation shall possess any preemptive right to acquire additional shares of any class or treasury shares of the Corporation. or obligations of the Corporation convertible into such shares. whether now or hereafter authorized.

                                                                 PROXY CARD
                                    FIRECOM, INC.
                   Annual Meeting of Shareholders November 18, 1997

               The undersigned hereby appoints Paul Mendez and Howard L. Kogen, and each of them, proxies with powers of substitution each, for and in the name of the undersigned to vote all shares of Common Stock of FIRECOM, INC., a New York corporation (the "Company"), that the undersigned would be entitled to vote at the Company's 1997 Annual Meeting of Shareholders (the "Meeting"), and at any adjournments thereof, upon the matters set forth in the Notice of Meeting as stated below, hereby revoking any proxy heretofore given. In their discretion, the proxies are further authorized to vote upon such other business as may properly come before the Meeting.

               The undersigned acknowledges receipt of the Notice of Meeting and the accompanying Proxy Statement and Annual Report.

          THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL 1 AND PROPOSAL 2.

               1. Election of Class B Directors for all nominees listed below (except as indicated).

                            / / FOR       / / WITHHOLD AUTHORITY

                    The nominees of the Board of Directors are:

                         Paul Mendez, Peter Barotz and Hilary B. Miller


                    INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name on the space provided below:


                ___________________________________________________________

               2. Amendment of the Company's Certificate of Incorporation to (i) authorize a new class of Common Stock consisting of 10,000,000 shares and thirty votes per share and
                    (ii) increase the number of authorized shares of the Common Stock from 10,000,000 shares to 30,000,000 shares.

                            / / FOR     / / AGAINST     / / ABSTAIN

               This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this Proxy, when properly executed and returned, will be voted "FOR" the election of the three named individuals as directors and the amendment of the Certificate of Incorporation.

               Dated:__________________________________________________



                 ________________________________________________________
                    Signature


                 ________________________________________________________
                    Name

          Please sign your name exactly as it appears hereon. If the stock is registered in more than one name, each joint owner should sign personally. When signing as attorney, executor, administrator, trustee or guardian, give your full title as it appears hereon. Only authorized officers should sign for a corporation.

               Please Sign, Date and Mail this Proxy immediately in the Enclosed Envelope.